EXHIBIT (J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      As Independent Public Accountants, we hereby consent to the incorporation by reference of our report dated January 19, 2001, on our audit of the financial statements and the financial highlights of the North Track Funds (formerly Principal Preservation Portfolios, Inc.) Wisconsin Tax-Exempt and Cash Reserve Funds (two of the Funds constituting the North Track Funds), and to all references to our firm, included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 61.

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
April 27, 2001